United States Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 4, 2018
ISORAY, INC. (Exact name of registrant as specified in its charter)
Minnesota (State or other jurisdiction of incorporation)	001-33407 (Commission File Number)	41-1458152 (IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354

(Address of principal executive offices) (Zip Code)

(509) 375-1202

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers

 Resignation of CEO

On June 4, 2018, Thomas LaVoy, Chairman and CEO of IsoRay, Inc. (the “Company”), resigned from all positions held with the Company and its subsidiaries, including from Board service, effective as of June 4, 2018. Subject to entry into a Separation Agreement currently being negotiated, Mr. LaVoy will receive the severance payments and other benefits he is entitled to receive in accordance with the Employment Agreement entered into between Mr. LaVoy and the Company. Also, subject to the execution of the Separation Agreement, the Board will also accelerate the grant of 178,750 options originally scheduled to vest on June 27, 2018, with an exercise price of $.605 per share.

Appointment of Interim CEO and New Director

Pending locating an ultimate successor CEO, the Board has appointed Lori Woods as interim CEO and has elected Ms. Woods to the Board, effective as of June 4, 2018.

Ms. Woods, age 56, has over 30 years’ experience in medical device technology and healthcare services, serving in numerous senior capacities. In July 2006, Ms. Woods joined the Company as a Vice President. Ms. Woods was appointed Acting Chief Operating Officer of the Company on February 26, 2008, and then appointed Chief Operating Officer on February 18, 2009, a position in which she served until January 2010. Immediately prior to her appointment as interim CEO, beginning in February 2016, Ms. Woods served as a consultant to the Company. Prior to her work as a consultant to the Company, Ms. Woods held various leadership positions in multiple closely held companies in the medical device and services space. Ms. Woods holds a Bachelor of Science degree in Business Administration - Marketing from Loma Linda University.

Neither the Company nor any of its subsidiaries has entered into any transactions with Ms. Woods described in Item 404(a) of Regulation S-K. Ms. Woods was not appointed pursuant to any arrangement or understanding between Ms. Woods and any other person. There are no family relationships between Ms. Woods and any director or executive officer of the Company. In connection with Ms. Woods’ appointment as interim CEO, the Company did not enter into or materially amend any plan, contract, or arrangement that Ms. Woods will participate in as interim CEO but may do so in the future. Ms. Woods will receive a salary of $300,583 in her position as interim CEO, to be paid in accordance with the Company’s standard employment policies, and may also receive an employment agreement with options and benefit package, to be determined at a Board meeting on June 13, 2018.

Appointment of Chairman of the Board of Directors

On June 4, 2018, the Board appointed Michael McCormick as Chairman of the Board.

Item 8.01	Other Events

On June 5, 2018, the Company issued a press release announcing Mr. LaVoy’s resignation as Chairman and CEO, Ms. Woods’ appointment as interim CEO, and Mr. McCormick’s appointment as Chairman of the Board, the text of which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1 Press release issued by IsoRay, Inc., dated June 5, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2018

IsoRay, Inc., a Minnesota corporation

By:	/s/ Lori Woods
Lori Woods, Interim CEO